EXHIBIT 10.1
AT&T CORP.
a NEW YORK corporation
OFFICE SUBLEASE AGREEMENT
PAVILION BUILDING
3405 West Dr. Martin Luther King Jr. Blvd. Tampa, Florida 33607

Comprehensive Behavior Care, Inc.
OFFICE SUBLEASE AGREEMENT
This office lease agreement (the “Sublease”) is entered into by AT&T Corp., a New York corporation (“Sublandlord”), and Comprehensive Behavior Care, Inc., a Nevada corporation
(“Subtenant”).
ARTICLE I — SUBLEASED PREMISES, RENT & TERM
     1.1 Subleased Premises. By Office Lease Agreement dated April 9, 2001 (the “Prime Lease”), Highwoods/Florida Holdings, LP. (hereinafter called “Prime Landlord”) now leases to Sublandlord floors one through five, with a rentable floor area of approximately 144,166 square feet (the “Premises”), in the office building located at 3405 West Dr. Martin Luther King Jr. Blvd., Tampa, Florida 33607 (the “Building”). The Building, known as the “Pavilion Building”, is located on the Land (herein so called) within Tampa Bay Park (the “Park”) described in Exhibit “A” attached to the Prime Lease. Sublandlord does hereby lease to Subtenant, and Subtenant does hereby lease from Sublandlord, for the term and upon the conditions hereinafter provided, the Subleased Premises (herein so called) with a rentable floor area of approximately 16,614 square feet located on the west side of the first floor of the Building, depicted in the floor plan diagram that is attached to this Sublease as Sublease Exhibit A.
     1.2 Appurtenances. Sublandlord assigns to the Subtenant, as appurtenances to the Sublease during the Sublease Term (but only for as long as this Sublease is in effect and has not been terminated), the following rights of Subtenant under Section 1.2 of the Prime Lease: (a) the right to use, in accordance with the Parking Agreement attached to the Prime Lease, eighty-three (83) unassigned parking spaces in the Parking Area (herein so called) reflected on the Site Plan attached to the Prime Lease as Exhibit B, and (b) the nonexclusive use of the Common Areas (as defined in the Prime Lease and also including any entrances, restrooms, lobbies, hallways, utility risers, and other areas and facilities that would customarily or otherwise have constituted Common Areas appurtenant to the Subleased Premises, but for the fact that exclusive possession of the Premises has been demised to Sublandlord under the Prime Lease). Sublandlord shall provide, at Sublandlord’ s own cost and expense, an initial supply to Subtenant of eighty-three (83) parking stickers, access cards or other devices supplied by Prime Landlord to obtain access to such parking spaces. Subtenant shall pay (to Sublandlord as Additional Sublease Rent, or directly to the Prime Landlord if so directed by Sublandlord) the cost of any replacement of the initial supply of eighty-three parking stickers, access cards or other devices, at the rate of $10.00 per device.
     1.3 (a) Term. The term of this Sublease (“Sublease Term”) shall commence on the date on which Prime Landlord notifies Sublandlord in writing of Prime Landlord’ s consent to this Sublease in accordance with Section 4.4 of the Prime Lease (“Sublease Term Commencement Date”), which notice from Sublandlord shall include a copy of Prime Landlord’s signed consent and shall be delivered to Subtenant within two (2) business days after Sublandlord’s receipt of the same. The Sublease Term shall end at 11:59pm on December 30 2008 (the “Sublease Term Expiration Date”), unless sooner terminated as herein provided subject to the following: The Sublease Term shall be extended for one additional day and shall expire at midnight on December 31, 2008, if all of the following conditions are satisfied: (i) Subtenant and Prime Landlord enter into a lease or other agreement pursuant to which Prime Landlord agrees that Subtenant shall have possession of the Subleased Premises immediately upon expiration of the term of the Prime Lease, and (ii) Prime Landlord confirms the existence of such agreement in a written notice to Sublandlord, and (iii) Prime Landlord gives Sublandlord written notice that Sublandlord shall not be obligated to deliver possession of the Subleased Premises to Prime Landlord upon expiration of the term of the Prime Lease provided that Subtenant is then in possession of the Subleased Premises, and (iv) Prime Landlord gives Sublandlord written notice that Prime Landlord shall accept the Subleased Premises in its condition “as is” upon expiration of the term of the Prime Lease and that Sublandlord will be released and discharged from any and all obligations under the Prime Lease to repair or restore the Subleased Premises or to remove any alterations, improvements, furniture, equipment or other property from the Subleased Premises upon expiration of the term of the Prime Lease. In the event that Sublandlord should elect to renew the term of the Prime Lease pursuant to Section 1.3(b) of the Prime Lease, then Sublandlord shall notify Subtenant in writing of such election within five (5) business days of delivering the written notice to Prime Landlord required thereunder, in which case Subtenant shall have the right and option to extend the term of this Sublease for a term coterminus with the extended term of the Prime Lease, exercisable by written notice to Sublandlord at least ninety (90) days prior to the expiration of the term of the Sublease. The Basic Sublease Rent payable by Subtenant for any such extended term shall be equal, on a per square foot basis, to the basic Rent payable during such term by Sublandlord, as tenant under the Prime Lease.
     (b) Immediately upon the Sublease Term Commencement Date, but not prior to the Sublease Term Commencement Date, Sublandlord shall deliver exclusive possession of the Subleased Premises to Subtenant and Subtenant shall have the right to enter upon the Subleased Premises to prepare the Subleased Premises for occupancy by Subtenant. Any other provision of this Sublease notwithstanding, Subtenant acknowledges and agrees that it has fully inspected the Subleased Premises and accepts the Subleased Premises same in its current condition as is, subject to all faults, defects and conditions, latent and apparent, whether known or unknown to either party or both parties. Without limiting the preceding sentence, Subtenant expressly acknowledges that the Subtenant has been informed that the fire sprinkler system in the Building (except for the portion of the system at the curtain wall of the atrium) is not in operating condition. Sublandlord shall not be obligated to make any improvements of any nature whatsoever to the Subleased premises during the Sublease Term. Subtenant shall not be financially or operationally responsible for any improvements related to the fire sprinkler system.
     (c) Sublandlord represents and warrants that (i) a true and complete copy of the Prime Lease (with certain financial provisions deleted for reasons of confidentiality) attached to this Sublease as Sublease Exhibit B, (ii) the Sublandlord has received no notice from Prime Landlord of a default by Sublandlord as tenant under the Prime Lease, (iii) Sublandlord has no knowledge of any uncured defaults on Sublandlord’s part under the lease or of any event having occurred that, upon the passage of time or other event, could, or would constitute a default or permit the termination of the Prime Lease, and (iv) the Prime Lease has not been modified.
     (d) Except for the obligation of the Sublandlord to pay the Rent to Prime Landlord under Section 1.5 of the Prime Lease and the Additional Rent to the Prime Landlord under Section

1.6 of the Prime Lease, all of the obligations of the Sublandlord in the Sublandlord’s capacity as tenant under the Prime Lease are incorporated into this Sublease as obligations of the Subtenant under this Sublease and are binding on the Subtenant to the same extent as if the Subtenant were named as the tenant, and as if the Sub landlord were named as the landlord, under the Prime Lease. All of the releases and waivers by the Sublandlord, and all of the restrictions on the Sublandlord, in the Sublandlord’s capacity as tenant under the Prime Lease are incorporated into this Sublease as releases and waivers by the Subtenant, and restrictions on the Subtenant, under this Sublease and are binding on the Subtenant to the same extent as if the Subtenant were named as the tenant, and as if the Sublandlord were named as the landlord, under the Prime Lease, For purposes of this incorporation from the Prime Lease of terms and conditions defining certain obligations of, releases and waivers by, and restrictions on the Subtenant under this Sublease, references in the Prime Lease to the “Term” mean the Sublease Term, references to the “Premises” mean the Subleased Premises, and references to the “Proportionate Share” mean 11.52 percent.
     (e) The Subtenant will not do anything, or fail to perform any obligation of the Subtenant (including all obligations of the Sublandlord as the tenant under the Prime Lease that have been incorporated into this Sublease and assumed by the Subtenant as the Subtenant’s obligations under this Sublease), that would constitute a default by the Sub landlord in the Sublandlord’s capacity as the tenant under the Prime Lease. The Subtenant will defend, indemnify and hold the Sublandlord harmless from and against all suits, actions, claims counterclaims, costs, expenses, damages and liability which arise out of or result from any breach of the Subtenant’s covenant stated in this Section 1.3(e) of this Sublease.
     (f) The Sublandlord will not do anything, or fail to perform any obligation of the Sublandlord under the Prime Lease that has not been assumed by the Subtenant as an obligation of the Subtenant under this Sublease, and that would constitute a default by the Sublandlord in the Sublandlord’s capacity as the tenant under the Prime Lease. The Sublandlord will not engage in any voluntary action or inaction that would cause a termination of the Prime Lease (or Sublandlord’s or Subtenant’s possessory rights thereunder), not voluntarily agree to terminate the Prime Lease or modify the Prime Lease in a manner that adversely affects the Subtenant’s subleasehold interest granted under this Sublease. The Sublandlord will defend, indemnify and hold the Subtenant harmless from and against all suits, actions, claims counterclaims, costs, expenses, direct damages and liability which arise out of or result from any breach of the Sublandlord’s covenant stated in this Paragraph 1.3(f) of this Sublease or from Sublandlord’s default under the Prime Lease.
     (g) The Sublandlord assigns to the Subtenant, as an appurtenance to Subtenant’s interest in the Subleased Premises during the term of this Sublease (but only for as long as there is no default existing and continuing beyond any notice and cure period under this Sublease by the Subtenant), the beneficial use and enjoyment of all services that the Prime Landlord may provide to the Subleased Premises from time to time pursuant to the Prime Lease. If Sublandlord elects to contract for or otherwise provide to the Premises any utility or other service that Prime Landlord would otherwise be required to provide to the Premises and the Subleased Premises under the Prime Lease, then to the extent that Prime Landlord does not provide such utility or other services to the Subleased Premises by reason of such election by Sublandlord, then Sublandlord shall cause such services to be provided to the Subleased Premises. This Sublease does not grant or assign to the Subtenant, or give to the Subtenant any right to exercise, or any interest in, the Sublandlord’s right to install, maintain and repair a security card system in the elevators of the Building under Section 2.2 (a) of the Prime Lease, the Sublandlord’s right to designate areas in the Premises as secure areas under Section 2.3 of the Prime Lease, the Sublandlord’s rights under Section 2.4 of the Prime Lease, the Sublandlord’s rights under Section 2.11 of the Prime Lease, or any of the other following rights, options, or entitlements that the Sublandlord has or may have under the Prime Lease or under any other agreement that is now in effect or that may come into effect at any time in the future: (i) Any option, right or entitlement to renew, extend, or terminate the Term; and (ii) any option, right or entitlement to expand, relocate, reduce or modify all or any part of the Premises; and (iii) any option, right of first refusal, or right of first offer with respect to the purchase or lease of any interest in the real estate of which the Premises are a part or any other real estate; and (iv) any option, right or entitlement to receive payment of, or receive any interest in or participate in, any increase in the equity value of the real estate of which the Premises are a part or any other real estate; and (v) any right, option or entitlement to enter onto, or use for any purpose, the roof of the Building.
     (h) All of the rights, reservations, privileges, and remedies granted to the Prime Landlord, held by the Prime Landlord, reserved to the Prime Landlord, or otherwise that benefit the Prime Landlord under the Prime Lease, are incorporated into this Sublease as rights reservation, privileges, and remedies granted to the Sublandlord, held by the Sublandlord reserved to the Sublandlord or otherwise that benefit the Sublandlord under this under this Sublease, and are binding on the Subtenant to the same extent as if the Subtenant were named as the tenant, and as if the Sublandlord were named as the landlord, under the Prime Lease. For purposes of this incorporation from the Prime Lease of terms and conditions defining certain rights, reservations, privileges, and remedies granted of the Sublandlord, under this Sublease references in the Prime Lease to the “Term” mean the Sublease Term, references to the “Premises” mean the Subleased Premises, and references to the “Proportionate Share” mean 11.52 percent.
     (i) This Sublease creates no obligation on the part of the Sublandlord to perform any of the covenants or obligations of the Prime Landlord under the Prime Lease that affect the Premises. This Sublease creates no obligation whatsoever on the part of the Sublandlord to provide any utilities or services to the Premises, or to alter, maintain, repair, or restore the Premises or any other part of the Building.
     (j) If the Prime Landlord breaches any of its obligations under the Prime Lease that affect the Premises, then the Sublandlord will take such action as may be permitted by the Prime Lease and applicable law and that is reasonably requested by the Subtenant to enforce the obligations of the Prime Landlord under the Prime Lease that affect the Premises; provided however, that (i) the Subtenant will pay in advance to the Sublandlord, within thirty days after demand from the Sublandlord, all costs and expenses that the Sublandlord reasonably estimates that the Sublandlord will incur to enforce the Prime Landlord’s obligations, including attorneys fees and litigation expenses, and (ii) thereafter the Subtenant will pay, within thirty days after demand from the Sublandlord from time to time, all reasonable costs and expenses that are actually incurred by the Sublandlord to enforce the Prime Landlord’s obligations, including attorneys’ fees and litigation expenses, in excess of such estimated amount. If the Sublandlord is reimbursed by Prime Landlord for any costs or expenses that are incurred by the Sublandlord to enforce the Prime Landlord’s obligations, then within forty-five days after the Sublandlord’s receipt of this reimbursement from the Prime Landlord, the Sublandlord will make a corresponding reimbursement to the Subtenant to the extent those costs or expenses had been paid by the Subtenant to the Sublandlord. The obligation of the Sublandlord under this Paragraph 1(j) of this Sublease to take action to enforce the Prime Landlord’s obligations under the Prime Lease that affect the Subleased Premises is expressly subject to the Subtenant giving to the Sublandlord a timely written notice that describes in detail the nature of the breach of the Prime Landlord’ s obligation under the Prime Lease that affects the Subleased Premises and also describes in detail all actions that the Sublandlord is requested to take, and the specific remedies that the Sublandlord is requested to seek, in order to enforce the Prime Landlord’s obligations under the Prime Lease that affect the Subleased Premises. This Sublease does not create a covenant or warranty by the Sublandlord that any action that may be undertaken by the Sublandlord to enforce the obligations of the Prime Landlord that affect the Subleased Premises will be successful. Provided that the Sublandlord acts reasonably to enforce the obligations of the Prime Landlord under the Prime Lease that affect the Subleased Premises after a request is made by the Subtenant, and the costs and expenses are paid in full by the Subtenant, in accordance with this Paragraph 1(j) of this Sublease, the Sublandlord will not be liable, and the obligations of the Subtenant under this Sublease will not be affected, if the Sublandlord does not obtain the remedy requested by the Subtenant with respect to any obligation of the Prime Landlord that affects the Premises. The Subtenant will defend, indemnify and hold the Sublandlord harmless from and against all suits, actions, claims, counterclaims, costs, expenses damages and liability that arise out of or result from any action that may be undertaken by the Sub landlord to enforce the obligations of the Prime Landlord in accordance with a request made by the Subtenant pursuant to this Paragraph 1.3(j) of this Sublease, provided that the foregoing obligation to defend, indemnify, and hold harmless, shall in no case extend to suits, actions, claims, counterclaims, costs, expenses, damages, and liabilities of Sublandlord that exist or which could properly be asserted against Sublandlord independent of a request made by Subtenant pursuant to this Paragraph 1.3(j).
     (k) Unless otherwise expressly stated in this Sublease, if the consent of the Prime Landlord is required under the Prime Lease with respect to any matter relating to the Premises or this Sublease, then the Subtenant will be required first to obtain the consent or approval of Sublandlord with respect to such matter (which consent shall be subject to the same standard of reasonableness as applies to the Prime Landlord’s consent under the Prime Lease except as otherwise expressly stated in this Sublease) and, if the Sublandlord grants consent then the Sublandlord will forward a request for consent to the Prime Landlord. Any other provision of this Sublease notwithstanding, the Sublandlord will have no liability to the Subtenant for any failure or refusal of the Prime Landlord to give its consent.
     (l) It is a condition precedent to the effectiveness of this Sublease that, within thirty (30) days after the date on which this Sublease is signed by the Sublandlord and Subtenant the Prime Landlord give its written consent to this Sublease and Subtenant’s proposed Sublease Improvements as provided in Section 2.7 below. The Sublandlord will have no liability for any failure or refusal by the Prime Landlord to consent to this Sublease. If Sublandlord should fail to timely deliver Prime Landlord’s signed consent and possession of the Subleased Premises to Subtenant by the date aforesaid (time being of the essence), then Subtenant shall thereafter have the right and option, exercisable upon written notice to Sublandlord, to terminate this Sublease in which case this Sublease shall be deemed void ab initio, and nether party shall have any further rights or obligations hereunder.

     (m) Subject to the conditions stated in this Section l(m), Sublandlord shall pay $99,684.00 (the “Allowance”) towards the cost of completing such improvements and alterations to the Subleased Premises as Subtenant may deem necessary for Subtenant’s initial use and occupancy of the Subleased Premises for Subtenant’ s business operations (the “Subleasehold Improvements”). The cost of all Subleasehold Improvements in excess of the Allowance shall be paid by Subtenant at Subtenant’s sole cost and expense of Subtenant. The Allowance may be used by Subtenant to pay the cost of fixtures and other permanent improvements to the Subleased Premises), removable furniture and equipment, permit fees, architect’s and engineer fees, space planning costs, and moving costs, and other costs associated with Subtenant’s relocation to the Subleased Premises (specifically including any increases in Subtenant’s insurance costs resulting from Subtenant’s compliance with the insurance requirements set forth in Section 3.1 below). Subtenant shall submit all written requests for disbursement of the Allowance not later than one year after the Sublease Term Commencement Date. Sublandlord shall reimburse Subtenant for the costs of the Leasehold Improvements within sixty (60) days after Sublandlord’s receipt of Subtenant’s written request for disbursement of the Allowance and shall debit the Allowance therefor; provided that such written request is accompanied by reasonable supporting documentation, including, without limitation: (i) lien waivers from all contractors and subcontractors, materialmen and other persons who shall have rendered services or furnished materials in connection with the Subleasehold Improvements, (ii) paid receipts or such other invoices showing that the sum then requested was paid by Subtenant to contractors, subcontractors, materialmen and other persons who have rendered services or furnished materials in connection with the Subleasehold Improvements; and (iii) a complete description of such services and materials and the amounts paid to each of such persons in respect thereof. Sublandlord shall not be obligated to disburse the Allowance with respect to any written request for disbursement of the Allowance unless such request (including all of the supporting documentation described above) is received by Sublandlord within one year after the Sublease Term Commencement Date. Subtenant shall be deemed to have irrevocably waived its right to all or any portion of the Allowance for which a good faith and reasonably complete request for disbursement is not received by Sublandlord within one year after the Sublease Term Commencement Date. Sublandlord shall act promptly and in good faith in responding to any required improvement plan approval requests by Subtenant.
     (n) Effective on the Sublease Term Commencement Date all of the Sub landlord’s right, title and interest in the items of furniture that are owned by Sublandlord and that are presently located in the Premises (“Furniture”) will be deemed to have been conveyed to the Subtenant. The Subtenant shall, at Subtenant’s sole cost and expense, remove the Furniture from the Premises prior to the expiration of the Sublease Term. The Subtenant shall bear the risk of loss of the Furniture immediately upon execution of this Sublease by the Subtenant and the Sublandlord. Any other provision of this Sublease notwithstanding, if the Furniture is lost damaged or destroyed by theft, fire or other casualty prior to the Sublease Term Commencement Date, the Sublandlord shall not have any obligation to repair or replace any of the Furniture. The Subtenant expressly accepts the risk of loss of use, from theft, fire or other casualty, of the Furniture. The Furniture is used or surplus material and is accepted by the Subtenant in its present condition as of the date of this Sublease, AS IS, WHERE IS, with all faults, latent and patent, subject to reasonable wear and tear and damage from fire or other casualty from the date of this Sublease until the Sublease Term Commencement Date. The Sublandlord disclaims all warranties, express or implied, with regard to the Furniture. The Sublandlord specifically disclaims any warranty of merchantability or fitness for a particular purpose. The Subtenant acknowledges that the Subtenant has made a full and complete inspection of the Furniture, or has had a reasonable opportunity to inspect the Furniture, and the Subtenant accepts the Furniture in its present condition as of the date of this Sublease. Subtenant will indemnify, defend and hold Sublandlord harmless from and against any and all demands, claims, suits, causes of action damages, and liability and costs (including legal fees and litigation expenses) arising from any injury to or death of any person (including all employees, agents, contractors and other invitees of Subtenant), or damage to any property, caused in whole or in part by, or arising in whole or in part from, the Furniture or the Subtenant’s use of the Furniture during the Sublease Term.
     1.4 Surrender and Holding Over. At the end of the Sublease Term, Subtenant shall peaceably surrender the Subleased Premises to Sublandlord in good order and condition, excepting ordinary wear and tear and damage (whether by casualty or by any other cause) that the Prime Lease does not require Sublandlord to repair. If Subtenant remains in possession of the Subleased Premises after the Sublease Term Expiration Date (or earlier cancellation or termination of this Sublease in accordance with its terms), without limiting any other remedy that is available to Sublandlord under this Sublease or at law or equity, Subtenant shall pay Sublandlord an amount equal to all Rent that Sublandlord becomes obligated to pay Prime Landlord pursuant to the Prime Lease by reason of such holding over by Subtenant.
     1.5 Sublease Rent. “Sublease Rent Commencement Date” means September 1, 2006. Beginning on the Sublease Rent Commencement Date, Subtenant shall pay Sublandlord, without notice or demand, as the “Basic Sublease Rent” (herein so called), an amount each month according to the following schedule:

Annual
	Rentable	rate of
	floor area	Sublease
	of the	Basic Rent	Monthly	Total amount of
	Subleased	per square	installment	Sublease Basic
	Premises	foot of	of Basic	Rent for this
	(in square	rentable	Sublease	portion of the
Portion of the Sublease Term	feet)	floor area	Rent	Sublease Term
Sublease Rent Commencement Date through August 31, 2007	16,614	$14.75	$20,421.38	$245,056.56
09/01/07 – 08/31/08	16,614	$15.25	$21,113.63	$253,363.56
09/01/08 – 12/30/08	16,614	$15.75	$21,805.88	$87,223.52
The monthly installments of Basic Sublease Rent (together with all Florida sales tax or rental tax due on any payments made under this Sublease) with respect to the portion of the Sublease term from the Sublease Rent Commencement Date through the end of the sixth full calendar month the Sublease Term immediately following the Sublease Rent Commencement Date, shall be payable in advance without notice on June 15, 2006. The foregoing notwithstanding, the first three full months of the Basic Sublease Rent is hereby waived and fully abated by Sublandlord to Subtenant for the first three full calendar months following the Sublease Rent Commencement Date. The monthly installments of Basic Sublease Rent (together with all Florida sales tax or rental tax due on any payments made under this Sublease) with respect to the portion of the Sublease Term beginning with the seventh full calendar month following the Sublease Rent Commencement Date shall be payable on the first (1st) day of each calendar month throughout the Sublease Term. If the Sublease Rent Commencement Date is a date other than the first day of a calendar month, then the monthly installment of Basic Sublease Rent for the month in which the Sublease Rent Commencement Date occurs and shall be an amount equal to the applicable monthly installment set forth in the table above multiplied by a fraction, the numerator of which is the number of days from and including the Sublease Rent Commencement Date through the last day of the calendar month, and the denominator of which shall be the number of days in the calendar month in which the Sublease Rent Commencement Date occurs. If the Sublease Term ends on any date other than the last day of a calendar month, then the monthly installment of Basic Sublease Rent for the month in which the Sublease Term ends shall be an amount equal to the applicable monthly installment set forth in the table above multiplied by a fraction, the numerator of which shall be the number of days from and including the first day of such calendar month through the date on which the Sublease Term ends, and the denominator of which shall be the number of days in the calendar month in which the Sublease Term ends. The Basic Sublease Rent is gross rent, and Subtenant shall have no obligation to pay all or any portion of the Rent under Section 1.5 of the Prime Lease and or the Additional Rent under Section 1.6 of the Prime Lease, or any other rent or additional rent to Prime Landlord under the Prime Lease payable in respect to ownership or operating costs or expenses, except as otherwise expressly stated in this Sublease.
     1.6 Additional Rent. “Additional Sublease Rent” means all amounts other than Basic Sublease Rent that Subtenant is obligated to pay to Sublandlord pursuant to this Sublease. Subtenant shall pay to Sublandlord, as Additional Sublease Rent (or, if so directed by Sublandlord, Subtenant shall pay directly to Prime Landlord), an amount equal to all additional rent and other charges that Sublandlord becomes obligated to pay to Prime Landlord for any services for the Subleased Premises that are requested by Subtenant and for which Sublandlord is obligated to pay any additional rent or charges other than Tenant’s Proportionate Share of Operating Expenses under Section 1.6 the Prime Lease.
     1.7 General Payment Provisions. The terms Basic Sublease Rent and Additional Sublease Rent are referred to collectively as “Sublease Rent” in this Sublease. All payments of Sublease Rent shall be payable by checks drawn on good and sufficient funds, to AT&T Corp. c/o Bank of America, P.O. Box 277060, Atlanta, Georgia 30384-7060, or at such other address as may be designated from time to time by Sublandlord by notice to Subtenant. Other than the Basic Sublease Rent (together with all Florida sales tax or rent tax due upon any payments made under this Lease), all sums that Subtenant may owe Sublandlord under this Sublease, shall be due and payable thirty (30) days after Subtenant’s receipt of a bill or invoice from Sublandlord. All Sublease Rent shall be paid to Sublandlord without deduction or offset. If Subtenant fails to pay any installment of the Sublease Rent or any other sum of money owing to Sublandlord within five (5) days of the date when due, Subtenant shall pay a late fee of five percent (5%) of the amount past due (which late fee represents an agreed upon compensation for the administrative costs incurred by Sublandlord as the result of such late payment and not payment for the use of money), and Subtenant shall pay said late fee as Sublease Additional Rent immediately and without demand.
     1.8 Security Deposit. Within five (5) days after execution of this Sublease by Sublandlord and Subtenant, Subtenant shall deposit with Sublandlord the sum of $40,842.75 as security for the full and faithful performance of every portion of this Sublease to be performed by Subtenant. If Subtenant defaults with respect to any provision of this Sublease, Sublandlord may use, apply or retain all or any portion of this security deposit to remedy such default. If any portion of said deposit is so used or applied, Subtenant shall, within ten (10) days after demand therefor, deposit money with Sublandlord in an amount sufficient to restore the security deposit to $40,842.75, and Subtenant’s failure to do so shall be a material breach of this Sublease. Sublandlord shall not be required to keep this security deposit separate from its general funds and Subtenant shall not be entitled to interest on such deposit. If Subtenant shall fully and faithfully perform every provision of this Sublease to be performed by it, the security deposit or any balance thereof shall be returned to Subtenant within thirty (30) days of termination of the Sublease Term.
ARTICLE II — USE & OPERATION
     2.1 Use. The Subleased Premises may be used by Subtenant for general office or administrative use or uses incidental thereto, customer service, marketing operations, telecommunications switching and information processing, electrical laboratory repair work, or storage. Subtenant shall pay, as Additional Sublease Rent, any documented and verifiable increases, if any, in the cost of Prime Landlord’s insurance or Sublandlord’s insurance occasioned by Subtenant’s particular use of the Subleased Premises. Subtenant shall not use or permit the use of the Subleased Premises by its Personnel for any activity that is unlawful, that is a nuisance, that unreasonably disturbs or interferes with Prime Landlord or Sublandlord or any other tenant of the Building, that is, or that violates the Building Rules attached as Exhibit C to the Prime Lease or any permitted changes thereto. The term “Personnel” means, collectively, the officers, agents, employees, contractors, licensees, guests, and visitors of any person or entity.
     2.2 HVAC, Electricity, and Janitorial Service.
     [Section 2.2(a) was omitted intentionally.]
     (b) If Subtenant’s equipment requires HVAC services that cannot be accommodated by the designed capacities of the Building’s HVAC systems, supplemental HVAC systems subject to Prime Landlord’s approval in accordance with Section 2.2(b) of the Prime Lease, shall be installed as part of the construction of the Subleasehold Improvements or any subsequent Alterations at Subtenant’ s expense. The installation (to the extent not covered by the Allowance), maintenance, repair and utility cost of any supplemental HVAC systems shall be performed by Subtenant at Subtenant’ s sole cost and expense.
     (c) Subtenant shall be entitled to use the electrical power supplied by the Prime Landlord to the Subleased Premises pursuant to Section 2.2(c) of this Sublease, at no cost to Subtenant in excess of the Sublease Rent specified in Section 1.5 of this Sublease. Subtenant shall pay for any risers, wiring, or other additional equipment approved by the Prime Landlord in accordance with Section 2.2(c) of the Prime Lease if needed to provide excess electrical power for any supplemental air conditioning for the Subleased Premises or if Subtenant otherwise requests such risers, wiring or other additional equipment. If HVAC services for the section of the Building in which the Subleased Premises are located are provided, at the request of Subtenant, outside of normal business hours (Monday through Friday between the hours of 7:00 a.m. and 6:00 p.m. and Saturday between the hours of 7:00 a.m. and 1:00 p.m.), then Subtenant shall pay to Sublandlord (or directly to Prime Landlord if directed to do so by Sublandlord), all amounts that Sublandlord becomes obligated to pay Prime Landlord pursuant to Section 2.2(c) of the Prime Lease, which provides for an hourly rate of $12.50 per hour and a minimum of two (2) hours for overtime air conditioning services. Without limiting any other remedy that may be available to Sublandlord, if Subtenant fails to pay any such charges for HVAC services outside of normal business hours, Sublandlord shall be entitled to suspend Subtenant’s right to receive heating, ventilation or air conditioning of the Subleased Premises at times outside of normal business hours unless and until Subtenant pays all arrearages of HVAC Charges.
     (d) Sublandlord shall provide cleaning services to the Subleased Premises in accordance with the schedule that is attached to this Sublease at Exhibit E, at no cost to Subtenant in excess of the Sublease Rent specified in Section 1.5 of this Sublease. Subtenant shall comply with the rules and regulations of all public and private utility providers. Subtenant shall employ, and cause their contractors to employ, competent and experienced persons capable of meeting the standards of service established by the Prime Lease. If and only if the Rent, Tenant’s Proportionate Share of Operating Expenses, and any other sums payable by Sublandlord under the Prime Lease are abated with respect to all or any portion of the Subleased Premises in accordance with Section 2.2 of the Prime Lease, then the Sublease Rent also shall be abated for the same portion of the Subleased Premises, and for the same amount of time that such rent abatement continues under the Prime Lease. If Sublandlord elects to surrender possession of the Premises and terminate the Prime Lease in accordance with Section 2.2 of the Prime Lease then this Sublease shall terminate at the same time that the Prime Lease terminates.
     2.3 Entry by Prime Landlord or Sublandlord. Subtenant acknowledges that Prime Landlord has the right to enter the Subleased Premises in accordance with Section 2.3 of the Prime Lease. Sub landlord also shall have the right to enter the Subleased Premises upon advance notice to Subtenant (except in a bona fide emergency, when Sub landlord need only make a reasonable effort to inform Subtenant before entering the Subleased. Premises). Sublandlord shall use all reasonable efforts not to disturb Subtenant or Subtenant’s business while Sublandlord is in the Subleased Premises.
     2.4 Signs and Building Name. No interior or exterior signs may be installed by Subtenant in the Building or on the Property without the express prior consent of Prime Landlord. Sublandlord shall cause Subtenant’s name to be added to all Building directories, as provided in Section 3 of Exhibit C to the Prime Lease.
     2.6 Subleasehold Improvements and Alterations. No construction of the Subleasehold Improvements or any other alterations, additions, or improvements to the Subleased Premises,

including, but not limited to, telephone, data and other wiring and cabling (collectively, “Alterations”) shall be performed by Subtenant without the express prior written consent of the Prime Landlord and otherwise in compliance with the requirements set forth in the Construction Agreement attached to the Prime Lease. Subtenant shall provide plans specifications, copies of building permits and the name of the contractor to perform the work to Prime Landlord for approval for any alterations or modifications involving construction. Unless otherwise notified by Prime Landlord at the time of consent to any Alterations, Subtenant may abandon said Alterations to the Subleased Premises at the expiration of the Sublease Term. All Alterations to the Subleased Premises shall be accomplished in a good and workmanlike manner in compliance with applicable laws by contractors duly licensed and insured in Florida selected and employed by Subtenant. Subtenant shall, at Subtenant’s own cost and expense, obtain all governmental permits and approvals required for the Subleasehold Improvements and any other Alterations, including a certificate of occupancy or any other governmental permit, license or approval required for the occupancy and use of the Subleased Premises by Subtenant. Subleased Improvements and any other Alterations approved by Prime Landlord shall not be considered waste. All Subleasehold Improvements and any other Alterations to the Subleased Premises shall become Prime Landlord’s property without compensation to Subtenant on installation in the Building except for the following, which shall be Subtenant’s property, (a) Subtenant’s furniture and moveable equipment that is not attached to the floors, walls, or ceiling of the Subleased Premises; (b) even though attached to any part of the Subleased Premises, furnishings such as pictures or drapes that are attached only by hooks or hangers; and (c) any other fixtures equipment, or other items, regardless of the manner of attachment, that are used primarily in Subtenant’ s trade or business, including computers, supplemental air-conditioning equipment telecommunications and information processing equipment, antennas, built-in vaults, cabinets (except those affixed in the break rooms or storage rooms), counters, or display cases that can be removed as a separate physical unit, video, film, and audio equipment, raised flooring, and icemakers, drink dispensers, refrigerators, and other kitchen equipment that can be removed as a separate physical unit.
Subtenant may remove any of Subtenant’s property at any time during the Sublease Term and shall remove its property at the end of the Sublease Term. Subtenant shall not be required to remove pipes, wires, or other materials originating from the walls, ceilings, or floors as long as Subtenant properly cuts, disconnects, and caps or seals the pipes in a safe and lawful manner, but if applicable building codes or other governmental laws or regulations require removal of any such pipes, wire, or other materials originating from the walls, ceilings, or floors, then Subtenant shall comply with such requirement at Subtenant’ s sole cost and expense. Subtenant shall repair all other damage to the Property caused by Subtenant’s removal of its property from the Subleased Premises, ordinary wear and tear excepted. Subtenant shall, at Subtenant’s sole cost and expense, remove any and all communications wiring installed by Subtenant.
     2.7 Approval of Sublease Improvements. Without regard to the approval requirements set forth in Section 2.6 above, Sublandlord and Prime Landlord (through Prime Landlord’s consent to this Sublease) hereby approve the Sublease Improvements and Alterations proposed by Subtenant as described on Sublease Exhibit D.
     2.8 Mechanics’ Liens. Subtenant shall not permit any lien on the Subleased Premises or any other part of the Property for any work performed, materials furnished, or obligation incurred by

Subtenant or contractors employed by Subtenant. If any such prohibited lien or lien claim is filed or asserted, Subtenant shall cause the lien or claim to be promptly released of record, or at Subtenant’ s option, Subtenant shall promptly furnish a bond or other security for the payment of the lien claim. The bond or other security shall be reasonably acceptable to Prime Landlord, and on posting of the bond or other security, Subtenant shall have the right to contest the lien claim by appropriate legal proceedings.
     2.9 Taxes. Subtenant shall pay when due all taxes levied or assessed against Subtenant’s property in the Subleased Premises.
     2.10 Compliance with Legal Requirements.
     (a) Subtenant shall comply with all applicable Legal Requirements insofar as they pertain solely to the particular manner in which Subtenant shall use the Subleased Premises as distinguished from office use generally. Sublandlord shall have no obligation to Subtenant to comply with any Legal Requirements with respect to the Subleased Premises, including cases where Legal Requirements mandate repairs, alterations, changes or additions to the Subleased Premises not caused by Subtenant’s particular use thereof.
     (b) To the extent assignable, Sublandlord assigns to Subtenant Prime Landlord’s representation and warranty under Section 2.10(b) of the Prime Lease that all applicable covenants, restrictions, easements, zoning and other Legal Requirements in effect as of the date of the Prime Lease and the commencement date of the Prime Lease permit the use of the Subleased Premises for general office purposes, storage, and uses accessory and incidental thereto.
     (c) To the extent assignable, Sublandlord assigns to Subtenant Prime Landlord’s representation and warranty under Section 2.10(c) of the Prime Lease that the Property, the common areas and exterior entrances to the Building were in compliance with all applicable Legal Requirements, including, without limitation, the Americans with Disabilities Act as of the commencement date of the Prime Lease.
ARTICLE III — RISK MANAGEMENT
     3.1 Insurance. Except as otherwise provided in this Section, insurance policies meeting the following requirements shall be obtained and kept in force throughout the Sublease Term:
     (a) [Section 3.1(a) was omitted intentionally.]
     (b) Subtenant shall carry (I) ISO Special Form Property Insurance on its personal property and trade fixtures in the Subleased Premises in an amount not less than full replacement value, and (ii) Commercial General Liability Insurance (1986 ISO Form or its equivalent) with a combined single limit, each occurrence and general aggregate-per location of at least $5,000,000, naming Prime Landlord and Sublandlord, and their respective affiliates, officers, agents and employees, as additional insureds. The liability policies shall be primary and non-contributory from any insurance that is maintained by Sublandlord and the Prime Landlord. Subtenant shall keep any non-standard improvements made to the premises at Subtenant’s request insured to the same degree as Subtenant’s personal property. Subtenant also shall carry workers’ compensation insurance with benefits afforded under the laws of the state in which the Subleased Premises is located and Employers Liability insurance with minimum limits of: $1,000,000 for Bodily Injury-each accident, $1,000,000 for Bodily Injury by disease-policy limits, $1,000,000 for Bodily Injury by disease-each employee.
     (c) A certificate of insurance stating the types of insurance and policy limits provided must be received prior to any entry by Subtenant into the Subleased Premises. The Subtenant shall also require all contractors and subcontractors performing work on the Subleased Premises or who may enter upon the Subleased Premises to comply with the insurance requirements stated in this Section 3.1. All required policies shall be underwritten by insurers who have a general policy holders rating of not less than A and a financial rating of Class X as stated in the most current available Best’s Insurance Reports, who are licensed to do business in the State in which the Property is located, and who are authorized to issue the policies. The Subtenant shall deliver to Prime Landlord and the Sublandlord certificates of insurance prior to the Sublease Term Commencement Date and renewal certificates not less than ten (10) days prior to the expiration of the previous policies. All policies carried by Subtenant shall contain an undertaking by the insurers to notify Prime Landlord and Sublandlord in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation, non-renewal or termination. All liability policies that cover multiple insured parties shall contain a provision stating that the policy shall apply to each insured in the same manner and to the same extent as if a separate policy had been issued to each, except with respect to limits of liability. If Subtenant fails to provide Prime Landlord and Sublandlord with such certificates or other evidence of insurance Sublandlord may obtain such coverage and Subtenant shall reimburse the cost thereof on demand, as Additional Sublease Rent. Sublandlord shall provide Subtenant notice if Sublandlord intends to obtain such coverage and Subtenant shall have until five (5) days prior to the expiration or change or reduction in coverage or cancellation or termination to cure such default.
     (d) Anything in this Sublease to the contrary notwithstanding, Subtenant hereby waives and releases any and all rights of recovery, claims, or causes of action, against Sublandlord and Prime Landlord for any loss or damage that may occur to the property of Subtenant by reason of fire, the elements, or any other cause that is or could be insured against under the terms of fire and extended coverage insurance policies (whether or not actually so insured) regardless of cause or origin, including negligence of Sublandlord or Prime Landlord or their respective Personnel, and agrees that no insurer or self insurer shall hold any right of subrogation or recovery against Sublandlord or Prime Landlord. Anything in this Sublease to the contrary notwithstanding, Sublandlord hereby waives and releases any and all rights of recovery, claims, or causes of action, against Subtenant for any loss or damage that may occur to the property of Sublandlord by reason of fire, the elements, or any other cause that is or could be insured against under the terms of fire and extended coverage insurance policies (whether or not actually so insured) regardless of cause or origin, including negligence of Subtenant or its Personnel, and agrees that no insurer or self insurer shall hold any right of subrogation or recovery against Subtenant. All policies of insurance shall be appropriately endorsed as needed to effectuate the foregoing waivers.
     (e) Except for loss or damage to property covered by the waivers in Section 3.1(d), Sublandlord and Subtenant shall indemnify and hold the other harmless against all loss, liability, damage, cost, or expense (including attorneys’ fees and court costs), or any claim therefor , (i)

resulting or alleged to result from any breach, violation, or nonperformance of this Sublease by the indemnifying party or (ii) on account of any actual or alleged injury or damage to persons or property caused in any way by the act or omission of the indemnifying party or its Personnel in, on, or otherwise related to the use or occupancy of, the Premises or any other part of the Property.
     3.2 Casualty Damage. If the Prime Lease is terminated in accordance with Section 3.2 of the Prime Lease by reason of a fire or other casualty, then this Sublease shall be terminated as of the same date that the Prime Lease is terminated, If any part of Premises (including the Subleased Premises) or any other part of the Property affecting the fitness of the Premises for normal use is damaged by fire or other casualty, Sublandlord shall be entitled to exercise the right to terminate the Prime Lease pursuant to Section 3.2 of the Prime Lease, in Sublandlord’s sole discretion. If the Subleased Premises is damaged by fire or other casualty and the Prime Lease is not terminated, then the Sublease Rent shall be abated with respect to the same proportion of the Subleased Premises, and for the same amount of time, that the Rent, Tenant’s Proportionate Share of Operating Expenses, and any other sums payable by Sublandlord under the Prime Lease shall be abated pursuant to Section 3.2 of the Prime Lease.
     3.3 Uninsured Property Damage. Subtenant shall be responsible for paying the Prime Landlord the cost of repairing any damage to any part of the Property caused by Subtenant or Subtenant’s employees. Any repairs shall restore the damaged part of the Property to as good a condition as it was in immediately prior to the damage. Any repairs within the Subleased Premises shall be performed by Subtenant at Subtenant’s expense. If Sublandlord is obligated under the Prime Lease to pay Prime Landlord for any repairs for which Subtenant is responsible under this Sublease, then Subtenant shall, on demand, either (i) pay to Sublandlord, as Additional Sublease Rent, all amounts that Sublandlord is obligated to pay to the Prime Landlord for the cost of all such repairs, or (ii) pay the cost of all such repairs directly to Prime Landlord.
     3.4 Condemnation. If the Prime Lease is terminated pursuant to Section 3.4 of the Prime Lease by reason of any condemnation or taking for public use, this Sublease shall terminate as of the date on which the Prime Lease is terminated. If a portion of the Subleased Premises is taken and this Sublease is not terminated, this Sublease shall continue in full force and effect, and the Sublease Rent shall be reduced in proportion to the rentable floor area of the Subleased Premises condemned or taken. To the extent permitted by the Prime Lease, Subtenant shall be entitled to appear, claim, prove, and receive in the condemnation proceeding any award for Subtenant’s business damages and relocation expenses. Subtenant shall not be entitled to any other awards, including, but not limited to, the value of Subtenant’s unexpired subleasehold estate.
ARTICLE IV — MISCELLANEOUS
     4.1 Quiet Enjoyment. Sublandlord represents and warrants to Subtenant that it has the full right, power, and authority to enter into and perform this Sublease. Sublandlord covenants that Subtenant shall peacefully and quietly have, hold, and enjoy the Subleased Premises and all appurtenances and other rights under this Sublease without hindrance, claim, or interference by Sublandlord or any other person (excluding Subtenant’s employees), and Sublandlord shall take all reasonable steps to secure and to maintain such quiet and peaceful enjoyment by Subtenant.

Construction or other work on other portions of the Property shall not be construed to breach the Sublandlord’s covenant of quiet enjoyment.
     4.2 Subordination to Prime Lease. Subtenant acknowledges that this Sublease is subject and subordinate to the Prime Lease, which is subject and subordinate to any mortgage deed of trust, ground lease, or other encumbrance of the Property pursuant to Section 4.2 of the Prime Lease.
     4.3 Transfer by Sublandlord. Sublandlord shall have the right to transfer or assign its interest under the Prime Lease and any of its rights under this Sublease (to the extent permitted under the Prime Lease). No transfer or assignment by Sublandlord shall release Sublandlord from any liability or obligation to Subtenant for the payment of any allowance or other sum of money. If Sublandlord’s transferee or assignee assumes Sublandlord’s obligations, Sublandlord shall remain liable for all existing liabilities or obligations, but shall be released from any future obligations.
     4.4 Transfer by Subtenant. Subtenant shall have the right to sublease all or any part of the Subleased Premises, to assign this Sublease in whole or in part, and to otherwise transfer or encumber its interest in this Sublease and the Subleased Premises to (a) any party who is “affiliate” of Subtenant within the meaning of the Securities Act of 1933, as amended, and applicable regulations thereunder, or (b) any successor by merger, consolidation, or other action to Subtenant or its affiliates. Except as provided in the preceding sentence, Subtenant shall not sublease any part of the Subleased Premises or assign or otherwise transfer this Sublease in whole or part without (i) Sublandlord’s consent, not to be unreasonably withheld, delayed or conditioned, and (ii) Prime Landlord’s consent in accordance with Section 4.4 of the Prime Lease. If Subtenant wishes to exercise its right to sublease or assign, Subtenant shall notify Sublandlord and Prime Landlord of the proposed sublease or assignment stating the name of the proposed subtenant or assignee, the nature of its business, and the effective date of the sublease or assignment. Sublandlord shall notify Subtenant in writing within thirty (30) days after receipt of Subtenant’s notice together with financial information on the proposed new occupant sufficient for Sublandlord to evaluate the financial strength and creditworthiness of such party. Unless Sublandlord does not approve of the proposed sublease or assignment, Sublandlord shall have waived any right it may have to object to the sublease or assignment. No assignment nor subleasing shall release Subtenant from any liability or obligation under this Sublease. Subtenant and Sublandlord shall equally share in any profit of the Sublease or assignment after deducting transaction costs which shall include but not be limited to tenant improvement allowances, moving allowances, architectural and engineering allowances, market leasing commissions, and reasonable legal fees.
     4.5 Estoppel Certificates. Upon not less than ten (10) business days’ prior written request by Sublandlord, Subtenant shall execute a written statement certifying that this Sublease is unmodified and in full force and effect (or if there have been modifications, that this Sublease is in full force and effect as modified, and identifying the modifications), the dates to which Sublease Rent has been paid, whether any default is known to Subtenant and the nature of the default, if any, and such other matters concerning this lease as may be reasonably requested which are substantially in the form of Sublease Exhibit C.

ARTICLE V — DEFAULT & REMEDIES
     5.1 Subtenant’s Default. Each of the following shall be an event of default by Subtenant:
     (a) Subtenant fails to pay any installment of the Sublease Rent or any other sum of money owing to Sublandlord when due, and the failure continues for five (5) business days or more after Subtenant receives written notice from Sublandlord.
     (b) Subtenant fails to comply with any provision of this Sublease not relating to payment of the Sublease Rent or other sums of money owing to Sublandlord, and the failure continues for a period of thirty (30) days or more after Subtenant receives written notice from Sublandlord (except that if compliance cannot reasonably be achieved within the thirty (30) day period, there shall be no event of default so long as Subtenant promptly attempts and diligently and continuously pursues actions intended to bring about compliance).
     5.2 Sublandlord’s Remedies. If an event of default by Subtenant occurs, Sublandlord shall have the right to enforce anyone or more of the following remedies:
     (a) Terminate Subtenant’s right to possession of the Subleased Premises by written notice to Subtenant, take possession of the Subleased Premises, and expel or remove Subtenant and any other person who may be occupying any part of the Subleased Premises.
     (b) Terminate this Sublease and recover all sums owing and unpaid as of the date of termination plus damages measured by the difference in the discounted present rental value the Subleased Premises if this Sublease had been fully performed for the balance of the Sublease Term and the discounted present rental value of the Subleased Premises following the event of default (taking into account reasonable remodeling, lease commission, and other costs of relenting).
     (c) Without terminating this Sublease, relet the Subleased Premises for Subtenant’s account on commercially reasonable terms, and recover in one or more suits from time to time or at any time before the end of the Sublease Term, any then accrued Sublease Rent due and owing under this Sublease plus any reasonable remodeling, lease commission, legal fees or other costs of reletting less all amounts received by Sublandlord as the result of reletting.
     (d) Enter the Subleased Premises and do whatever Subtenant was obligated to do, and recover from Subtenant any reasonable expenses Sublandlord may incur in effecting compliance with Subtenant’s obligations.
     (e) Any other remedies available at law or in equity.
     5.3 Sublandlord’s Defaults. Each of the following shall be an event of default by Sublandlord:
     (a) Sublandlord fails to pay any sum of money when due, and the failure continues for five (5) business days or more after Sublandlord receives written notice from Subtenant.

     (b) Sublandlord fails to comply with any provision of this Sublease not relating to payment of money or to the furnishing of notice, consent, approval, or information, and the failure continues for a period of thirty (30) days or more after Sublandlord receives written notice from Subtenant (except that if compliance cannot reasonably be achieved within the thirty (30) day period, there shall be no event of default by Sublandlord so long as Sublandlord promptly attempts and diligently and continuously pursues actions intended to bring about compliance).
     5.4 Limitation of liability. In an event of default by Sublandlord occurs, Subtenant shall be entitled to any remedy available at law or equity, except that (i) in no event shall Subtenant be entitled to any abatement of Sublease Rent unless there is an actual eviction of Subtenant by Sublandlord, and (ii) any other provision of this Sublease notwithstanding, neither Sublandlord nor Subtenant will be liable to the other party for any punitive, consequential, or indirect damages resulting from or arising out of any breach, violation or nonperformance of any of such party’s obligations under this Sublease, and each party expressly waives and releases the other party from all such liability, but the foregoing shall not limit any of the express indemnity obligations of Subtenant and Sublandlord stated in this Sublease, including Section 1.3(e) and 1.3(f) of this Sublease, respectively.
     5.5 No Implied Waiver. The failure of a party to insist upon the strict performance of an agreement or to exercise any remedy for an event of default shall not be construed as a waiver. The waiver of any event of default shall not prevent a subsequent similar event from being a default. No waiver shall be effective unless expressed in writing signed by the waiving party. No waiver shall affect any condition other than the one specified in the waiver, and then only for the time and in the manner stated.
     5.6 Attorneys’ Fees. If either party initiates any litigation against the other relating to this Sublease, the prevailing party shall be entitled to recover from the other party all court costs and reasonable attorneys’ fees incurred in connection with the litigation.
     5.7 Interest. All past-due sums payable by either party shall bear interest from the date due until paid a rate per annum of fifteen percent (15%), and such interest shall be payable without notice or demand. Subtenant shall pay said interest as Sublease Additional Rent.
ARTICLE M — MISCELLANEOUS
     6.1 Notice. Any notice contemplated by this Sublease shall be in writing, and may be given by depositing the notice in the United States mail, postpaid, and certified, and addressed to the party to be notified with return receipt requested, by overnight mail (including but not limited to Federal Express), or by delivering the same in person to the party. Notice is deemed given when received. The notification address of the Subtenant shall be the Subleased Premises, as follows: 3405 West Dr. Martin Luther King Jr. Blvd., West Tampa, Florida 33607. Subtenant has the right to change its address by at least ten (10) days’ written notice to Sublandlord. The notification address of Sublandlord shall be AT&T GRE Lease Administration, Room IB201 One AT&T Way, Bedminster, NJ 07921. Sublandlord has the right to change its address by at least ten (10) days’ written notice to Subtenant.

     6.2 Captions. The captions appearing in this Sublease are included solely for convenience and shall never be given any effect in construing this Sublease.
     6.3 Use of Terms. All pronouns include the other genders, however used, and the singular includes the plural whenever it is appropriate. The word “include” and other forms of that word do not denote an exhaustive or complete list or enumeration. Unless otherwise expressly referring to Exhibits, Rider or Addenda attached to the Prime Lease, references to Exhibits, Riders, or Addenda are references to documents attached to this Sublease. Unless otherwise expressly referring to sections of the Prime Lease, references to Sections are references to the numbered sections of this Sublease. Unless context otherwise requires capitalized terms used in this Sublease and not defined herein shall have the meanings ascribed to such terms in the Prime Lease.
     6.4 Time of the Essence. In all instances where either party is required to pay any sum or do any other act at a particular time or within a specified period, it is understood that time is of the essence.
     6.5 Rules of Construction. This Sublease represents the result of negotiations between Sub landlord and Subtenant, each of which has been represented by counsel of its own selection and neither of which has acted under duress or compulsion, whether legal, economic, or otherwise. Consequently, the provisions of this Sublease shall be interpreted and construed in accordance with their usual and customary meanings, and Sublandlord and Subtenant expressly waive and disclaim any rule of law or procedure requiring otherwise, including any rule of law that ambiguous or conflicting provisions shall be interpreted or construed against the party whose attorney prepared this Sublease or any earlier draft of this Sublease.
     6.6 Entirety and Amendments. This document embodies the entire contract between the parties, and supersedes all prior agreements and understandings between the parties related to the Subleased Premises, including all lease proposals, letters of intent, and similar documents. This Sublease may be amended only by a written instrument executed by duly authorized representatives of the parties.
     6.7 Counterparts and Inclusion. This Sublease is being executed in multiple counterparts, each of which shall be considered an original for all purposes. The pages of this Sublease, including any Exhibits, Riders, Addenda, or other attachments may be initialed by the parties for identification. The circumstances that any page is not initialed is not evidence that page is not a part of the Sublease, nor does the process of initialing pages preclude introduction of other evidence whether any page is or is not a part of this Sublease.
     6.8 Severability. If any provision of this Sublease is invalid or unenforceable, the remainder of this Sublease shall not be affected. Each separate provision of this Sublease shall be valid and enforceable to the fullest extent permitted by law.
     6.9 Binding Effect. This Sublease binds not only Sublandlord and Subtenant, but also their respective heirs, personal representatives, successors, and assigns.

     6.10 Governing Law; Venue. This Lease is governed by the laws of the State in which the Property is located. All monetary obligations of Sublandlord or Subtenant (including any obligation of Sublandlord or Subtenant for damages) are performable exclusively in the country in which the Property is located.
     6.11 Memorandum of Lease. Neither this Sublease nor a memorandum of this Sublease shall be recorded by either Sublandlord or Subtenant.
     6.12 Brokers and Consultants. The parties warrant that they have had no dealings with any real estate broker or agent in connection with this Sublease, except Cushman & Wakefield of Florida, Inc. as the Sublandlord’s broker, and Equis Corporation, the Subtenant’s broker (collectively, the “Brokers”). Each party covenants to hold harmless, indemnify and defend the other from and against any and all costs, expenses or liabilities for any compensation commissions and charges claimed by any other broker or agent with respect to this Sublease or the negotiation thereof, based upon alleged dealings with the indemnifying party. Sublandlord agrees to pay the commissions of the Brokers in accordance with separate agreement between Sublandlord and C&W, pursuant to which C&W will share such commission payment with Equis Corporation.
     6.13 Environmental Representation. To the extent assignable, Sublandlord assigns to Subtenant Prime Landlord’s representation and indemnity under Section 6.13 of the Prime Lease as relating to the Subleased Premises.
     [Section 6.14 was omitted intentionally.]
     6.15 Radon Notification.
     The following notification is provided pursuant to the requirements of Florida Statute Section 404.056 (6):
     “RADON GAS”: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health department.
     [Section 6.16 was omitted intentionally.]
     6.17 Force Majeure. Sublandlord shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants, and conditions of this Sublease when prevented from doing so by a cause or causes beyond Sublandlord’s control, which shall include, but shall not be limited to, all labor disputes governmental regulations or controls, fire or other casualty, inability to obtain any material or services or acts of God. Subtenant shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants and conditions of this Sublease (other than the payment of Sublease Rent or any other sum due to be paid by Subtenant hereunder) when prevented from so doing by a cause or causes beyond Subtenant’s control, which shall include, but shall not be limited to, all labor disputes, governmental regulations or controls, fire or other casualty, inability to obtain any material or service, or acts of God.
     [Section 6.18 was omitted intentionally.]
     6.19 Attachments. The following Exhibits and Riders are attached to and made a part of this Sublease:

Sublease Exhibit A — Floor plan diagram of the Subleased Premises
Sublease Exhibit B — Copy of the Prime Lease
Sublease Exhibit C — Form of Estoppel Certificate
Sublease Exhibit D — Approved Alterations
Sublease Exhibit E — Cleaning Services Schedule
     IN WITNESS WHEREOF, Sublandlord and Subtenant, acting by duly authorized officers or other representatives, have caused this Sublease to be executed on the 22nd day of May 2006.

SUBLANDLORD:

AT&T Corp.
		By:	/s/ Alan L. Abrahamson

Name: Alan L. Abrahamson
Title: Asset Management Director

Witnesses:
By:	/s/ Craig S Bruch

Name: Craig S Bruch

By:	/s/ Robert R. Ericksen

Name: Robert R. Ericksen

SUBTENANT:

Comprehensive Behavioral Care, Inc.
		By:	/s / Robert J. Landis

Name: Robert J. Landis
Title: Chief Financial Officer

Witnesses:
By:	/s/ Diane Brown

Name: Diane Brown

By:	/s/ Scott Bates

Name: Scott Bates

22